Exhibit 4.12

FORM OF WARRANT

No. of Shares of Common Stock:

Warrant No.:

WARRANT

To Purchase Redeemable Common Stock of

Mega Group, Inc.

THIS IS TO CERTIFY THAT                     , (the “Purchaser”) a                     , or its registered assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from Mega Group, Inc., a New York corporation (the “Company”),                     shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $         per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.    Definitions.    As used in this Agreement, the following terms have the respective meanings set forth below:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Initial Date, other than any Warrant Stock.

“Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Close of Business” shall have the meaning set forth in Section 2(a).

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Common Stock of the Company, $.016 par value per share, and any capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of capital stock of the Company and which is not subject to redemption.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as in effect from time to time.

“Exercise Price” shall have the meaning set forth in Section 2(b) hereof.

“Expiration Date” shall have the meaning set forth in Section 2(a) hereof.

“Fair Market Value” of a share of Common Stock shall mean, as of any date of determination (the “Determination Date”), the initial public offering price (before deducting commissions, discounts or expenses) of such Common Stock sold pursuant to a Secondary Public Offering.

“Holder” shall mean the Initial Holder and any person or persons in whose name or names the Warrant is registered from time to time on the Warrant Register.

“Initial Date” shall mean             , 200            .

“Initial Holder” shall mean the Purchaser or any direct or indirect wholly owned subsidiary of the Purchaser.

“Office of the Company” shall mean the principal executive offices of the Company as notified from time to time pursuant to Section 13 or the office or agency of the Company designated pursuant to Section 10.

“Outstanding” shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any wholly-owned subsidiary thereof.

“Secondary Public Offering” shall mean an underwritten public offering of newly issued shares of Common Stock which produces gross proceeds for the Company of at least $9,000,000 and after which an established trading market exists for the Common Stock.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as in effect from time to time.

“Stock Register” shall mean the register maintained by the Company to record ownership and transfer of Common Stock.

“Warrant” or “Warrants” shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, thereof.

“Warrant Register” shall mean the register maintained by the Company to record ownership and transfers of this Warrant pursuant to the terms hereof.

“Warrant Stock” shall mean the shares of Common Stock purchased upon exercise of this Warrant.

2.    Duration and Exercise of Warrant.

(a)    Duration.     The Warrant shall expire at 5:00 p.m., New York City time (the “Close of Business”), on             , 200             (the “Expiration Date”). The warrants are exercisable, from the date on which they begin to trade separately to five years after the date of the prospectus under which they have been sold, to purchase one additional share of the Company’s Common Stock at a purchase price of $9.00 per share (representing 150% of the per unit Secondary Public Offering price), subject to adjustment. Until the warrants are exercised or expire, the Company may redeem them, in whole or part, at a redemption price of $.25 per warrant, on thirty (30) days’ written notice to the Holders, if, on any ten consecutive trading days, the last reported sale price of the Company’s Common Stock on the Nasdaq Stock Market is at least $12.00 (representing 200% of the per unit public offering price), subject to adjustment. The Warrant may be exercised on any business day prior to the Close of Business on the Expiration Date. After the Close of Business on the Expiration Date, the Warrant will become wholly void and of no value.

(b)    Exercise.     Subject to the provisions of this Agreement, the Holder of this Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) the aggregate number of fully paid and nonassessable shares of Common Stock of the Company set forth on the first page hereof (or such additional number of shares as may be further provided in this Agreement) at the price per share set forth on the first page hereof, as adjusted from time to time as provided in this Agreement (such price, as so adjusted, being referred to herein as the “Exercise Price”). The Exercise Price shall be payable in cash or by bank cashier’s check in New York Clearing House funds payable to the order of the Company. The Warrant shall be exercisable by (i) delivering to the Company the form of notice of exercise attached hereto as Exhibit A duly completed and signed by the Holder or by the duly appointed legal representative or duly authorized attorney thereof, and (ii) within five business days thereafter, depositing with the Company the certificate evidencing the Warrant and paying the aggregate Exercise Price for the number of shares of Common Stock in respect of which the Warrant is being exercised; provided, that the Exercise Price must in any event be paid and the certificate representing the Warrant deposited with the Company prior to the Close of Business on the Expiration Date.

(c)    Fair Market Value.     Fair Market Value of a Warrant Share as of a particular date (the “Determination Date”) shall mean the Fair Market Value of a share of the Common Stock as of such Determination Date.

3.    Payment of Taxes and Expenses.     The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of this Warrant and the Warrant Stock, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

4.    Fractional Shares.     The Company shall not be required to issue a fractional share of Common Stock upon exercise of the Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon any exercise of the Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value of the Common Stock on the date of exercise, less the portion of the Exercise Price attributable to such fraction.

5.    Transfer, Division and Combination.

(a)    Transfer.     Transfers of this Warrant, in whole or in part, shall be recorded on the Warrant Register upon surrender of the Warrant at the Office of the Company, together with (i) a written assignment substantially in the form of Exhibit B hereto, duly completed and signed by the Holder or by the duly appointed legal representative or duly authorized attorney thereof and (ii) funds sufficient to pay any applicable transfer taxes or evidence that any such transfer taxes have been paid or that no such transfer taxes are due. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in the instrument of assignment, and shall issue to the assignor a new Warrant evidencing any portion of this Warrant not so assigned, and this Warrant certificate shall promptly be canceled. A Warrant, if properly assigned in its entirety, may be exercised by the new Holder without the issuance of a new Warrant certificate.

(b)     Division and Combination.     This Warrant may be divided or combined with other Warrants upon presentation thereof at the Office of the Company, together with a written notice specifying the name or names and denomination or denominations in which a new Warrant or new Warrants are to be issued, signed by the Holder or by the duly appointed legal representative or duly authorized attorney thereof. The Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)      Maintenance of Warrant Register.     The Company agrees to maintain the Warrant Register at all times prior to the Expiration Date at the Office of the Company, and to cause the Warrant Register to be available for inspection during normal working hours by any Holder or its representatives or any prospective purchaser of a Warrant designated by a Holder or its representatives.

(d)    Maintenance of Stock Register.     The Company agrees to maintain the Stock Register at all times at the Office of the Company, and to cause the Stock Register to be available for inspection during normal working hours by any Holder or owner of Warrant Stock or their representatives.

6.     Adjustments.

(a)     Adjustment.     The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price at which such shares may be purchased shall be subject to adjustment from time to time as set forth in this Section 6.

(b)     Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i)      declare, order, pay or make a dividend payable in, or other distribution of, Additional Shares of Common Stock;

(ii)     subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

(iii)    combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (A) the number of shares of Common Stock for which this Warrant is exercisable immediately after the happening of such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock immediately prior to the happening of such event would own or be entitled to receive after the happening of such event, and (B) the Exercise Price shall be adjusted to equal (1) the Exercise Price in effect immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares for which this Warrant is exercisable immediately after such adjustment.

(c)    Dividends and Distributions.     If the Company shall distribute to all holders of its outstanding shares of Common Stock evidence of indebtedness of the Company, cash (including cash dividends payable out of consolidated earnings or earned surplus) or assets or securities other than Additional Shares of Common Stock, including stock of a subsidiary but excluding dividends or distributions referred to in Section 6(b) above (any such evidences of indebtedness, cash, assets or securities, the “assets or securities”), then, in each case, the Exercise Price shall be adjusted by subtracting from the Exercise Price then in effect the value of the assets or securities that a Holder would have been entitled to receive as a result of such distribution had this Warrant been exercised with respect to all shares of Common Stock for which this Warrant is then exercisable and all such shares of Common Stock issued in the name of such Holder immediately prior to the record date for such distribution; provided that if, after giving effect to such adjustment, the Exercise Price would be less than zero, the Company shall distribute such assets or securities to such Holder as if such Holder had exercised this Warrant and the shares of Common Stock had been issued in the name of such Holder immediately prior to the record date for such distribution. Any adjustment required by this Section 6(c) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(d)    Reorganization, Reclassification, Consolidation or Merger.     If the Company shall (i) effect any reorganization or reclassification of its capital stock or (ii) consolidate or merge with or into, or transfer all or substantially all of its properties and assets to, any other person, in either case in a transaction in connection with which a Holder has not exercised this Warrant, then, upon any exercise of this Warrant subsequent to the consummation thereof, such Holder shall be entitled to receive, in lieu of the Common Stock issuable upon exercise immediately prior to such consummation, the highest amount of stock, other securities or property (including cash) to which such Holder would have been entitled upon such

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consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustments thereafter as provided in this Section 6.

7.     Notices.

(a)    Notice of Adjustment.     Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to Section 6, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated and describing the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder. The Company shall keep at the Office of the Company copies of all such certificates and cause the same to be available for inspection during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder.

(b)    Notice of Extraordinary Distributions.     In the event that the Company proposes to set a record date for the purpose of entitling holders of its Common Stock to receive any dividend or other distribution of:

(i)	cash in an amount in excess of the previous regular cash dividend; or

(ii)
any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever, including any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property;

(iii)
then the Company shall deliver to each Holder written notice of such proposed dividend or distribution at least 30 days prior to such proposed record date. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 7(b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(b).

(c)    Notice of Certain Mergers and Asset Dispositions.    In the event that the Company proposes to consolidate with or merge into another corporation in a transaction in which the Common Stock will be changed or converted into other securities, cash or property, or to sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation or other entity, the Company shall deliver to each Holder written notice of such proposed transaction at least 15 days prior to the earlier of its consummation or the taking of any record of the holders of its Common Stock for the purpose of determining their rights pursuant to such transactions.

(d)    Financial Statements of the Company.     The Company shall promptly deliver to the Holders any annual, quarterly or other financial statements that are provided to any holders of equity or debt (other than bank debt) securities of the Company in their capacity as holders of such securities.

8.     Reservation and Authorization of Common Stock.

(a)    The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrant the maximum number of its authorized but unissued shares of Common Stock as could then potentially be required to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

(b)    Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

9.    Loss or Mutilation.    Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (and in case of mutilation upon surrender and cancellation hereof), the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10.    Office of the Company.     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant, and where the Warrant Register shall be maintained.

11.    No Rights or Liabilities as Stockholder.     Nothing contained in this Warrant shall be construed as conferring upon any Holder any rights as a stockholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

12.     Notice.     All notices, requests, demands, letters, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

(i)  If to the Initial Holder:

————————
————————
————————

Telecopier No.:

with a copy to:

(ii)   If to the Company:

Mega Group, Inc.
1730 Rhode Island Avenue, N.W., Suite 415
Washington, D.C. 20036
Attention: John H. Brown
Telecopier No.: (202) 296-9308

with a copy to:

Guydon Clarke & Associates, LLP
1717 K Street. N.W.
Suite 600
Washington, D.C. 20036
Attention: Edsel J. Guydon, Esq.
Telecopier No.: (202) 216-9797

All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

13. Successors and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the successors of the Company and the successors and assigns of the Holder. In addition, and provided that an express assignment shall have been made, a copy of which shall have been delivered to the Company, the provisions of this Warrant shall be for the benefit of and enforceable by all Holders from time to time of this Warrant and shall be enforceable by any Holder.

14. Amendment. This Warrant may be amended, modified or supplemented or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder and the Other Holders who hold warrants exercisable for more than 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all such warrants, on the other hand; provided, that no Warrant may be modified or amended to reduce the number of shares of Common Stock for which the Warrant is exercisable or to increase the Exercise Price (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

15. Headings. The headings and captions contained in this Warrant are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

16. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.

Dated:                                 , 2003

MEGA GROUP, INC.

By:

Its:

Attest:

By:
Its: Secretary

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EXHIBIT A

NOTICE OF EXERCISE

[To be executed only upon exercise of the Warrant]

The undersigned registered owner of Warrant No.              dated                                 ,         , to purchase Common Stock of Mega Group, Inc. (the “Company”), irrevocably exercises such Warrant for the purchase of              shares of Common Stock of the Company, and hereby undertakes to make payment therefor and to deposit with the Company the certificate representing such Warrant, in each case as set forth in Section 2(b) thereof and at the price and on the other terms and conditions specified therein. The undersigned requests that certificates for the shares of Common Stock to be purchased pursuant hereto be issued in the name of and delivered to                                               whose address is                                              , and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City)(State)(Zip Code)

NOTICE: The signature on this notice of exercise must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares of Common Stock

and does hereby irrevocably constitute and appoint                                          attorney-in-fact to register such transfer on the Warrant Register of Mega Group, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:

Print Name:

Signature:

Witness:

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

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